Exhibit 99.1

NEWS RELEASE
COMERICA REPORTS SECOND QUARTER 2007 EARNINGS
Loan Growth Continues in High Growth Markets
Credit Quality Remains Solid
Expenses are Well Controlled
DETROIT/July 18, 2007 — Comerica Incorporated (NYSE: CMA) today reported second quarter 2007 income from continuing operations of $196 million, or $1.25 per diluted share, compared to $189 million, or $1.19 per diluted share, for the first quarter 2007 and $195 million, or $1.19 per diluted share, for the second quarter 2006.

(dollar amounts in millions, except per share data)	2nd Qtr ’07	1st Qtr ’07	2nd Qtr ’06

Net interest income	$509	$502	$500
Provision for loan losses	36	23	27
Noninterest income	225	203	203
Noninterest expenses	411	407	389

Income from continuing operations, net of tax	196	189	195
Net income	196	190	200

Diluted EPS from continuing operations	1.25	1.19	1.19
Diluted EPS from discontinued operations*	—	—	0.03
Diluted EPS	1.25	1.19	1.22

Return on average common shareholders’ equity from continuing operations	15.41%	14.83%	15.15%
Return on average common shareholders’ equity	15.41	14.86	15.50

Net interest margin	3.76	3.82	3.82

*	In the fourth quarter 2006, Comerica sold its stake in Munder Capital Management (Munder) and reports Munder as a discontinued operation in all periods presented.
Income from continuing operations for the first six months of 2007 was $385 million, or $2.44 per diluted share, compared to $402 million, or $2.45 per diluted share, for the first six months of 2006. The provision for loan losses was $59 million for the first six months of 2007, compared to zero for the same time period in 2006. Return on average common shareholders’ equity from continuing operations was 15.12 percent for the first six months of 2007 and 15.73 percent for the same period in 2006.
The following table illustrates certain items impacting diluted earnings per share from continuing operations:

			Year-to-date
(dollar amounts per diluted share)	2nd Qtr ’07	1st Qtr ’07	2007	2006

Sale of Mexican bank charter	$0.01	$—	$0.01	$(0.02)
Net income (loss) from principal investing and warrants	0.03	(0.02)	0.01	0.02
Federal tax adjustments	—	—	—	0.10
Tax-related interest adjustments	—	—	—	(0.07)
Litigation-related insurance settlement	0.03	—	0.03	—
Headquarters move-related costs	(0.01)	—	(0.01)	—

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COMERICA REPORTS SECOND QUARTER 2007 EARNINGS – 2
“Our second quarter financial results reflect the continued execution of our strategy,” said Ralph W. Babb Jr., chairman and chief executive officer. “We had good loan growth, particularly in our high growth markets, and the second quarter net interest margin of 3.76 percent was in line with our full-year 2007 expectations. Expenses in the second quarter remained well controlled, even as we continued to ramp-up our banking center expansion program and relocate our corporate headquarters to Texas.”
Second Quarter and Year-to-date 2007 Highlights
Second Quarter 2007 Compared to First Quarter 2007
•	On an annualized basis, excluding Financial Services Division (FSD) loans, average loans increased seven percent, led by growth of 13 percent in the Western market, eight percent in the Texas market, six percent in the Florida market and three percent in the Midwest market.

•	The net interest margin was 3.76 percent in the second quarter 2007, a decrease of six basis points from 3.82 percent in the first quarter 2007, largely due to changes in the funding mix.

•	Net credit-related charge-offs were $30 million, or 24 basis points as a percent of average total loans, for the second quarter 2007, compared to $19 million, or 16 basis points as a percent of average total loans, for the first quarter 2007, a modest increase from historically low levels.

•	Noninterest income increased $22 million and reflected growth in several areas. Refer to “Noninterest Income” below for more information.

•	Noninterest expenses increased slightly, by $4 million, from the first quarter 2007. Refer to “Noninterest Expenses” below for additional details.

•	Open market share repurchases in the second quarter 2007 totaled 3.5 million shares, or two percent of total shares outstanding at March 31, 2007.
Year-to-date June 2007 Compared to Year-to-date June 2006
•	Excluding Financial Services Division loans, average loan growth was eight percent, with 17 percent growth in the Texas market, 14 percent in the Western market, 13 percent in the Florida market, and two percent in the Midwest market.

•	The net interest margin was 3.79 percent, compared to 3.81 percent for the same period in 2006.

•	Total revenue increased four percent, including seven percent growth in noninterest income.

•	Net credit-related charge-offs were 20 basis points as a percent of average total loans for the first six months of 2007, compared to 17 basis points for the same period in 2006, consistent with our full-year outlook.

•	Noninterest expenses were unchanged from 2006 expenses, particularly notable as expenses related to new banking centers were $10 million higher than last year. Headcount was up only one percent, even with the net addition of 24 banking centers in the last 12 months.

•	Open market share repurchases in the first six months of 2007 totaled 6.9 million shares, or four percent of total shares outstanding at December 31, 2006.
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COMERICA REPORTS SECOND QUARTER 2007 EARNINGS – 3
Net Interest Income Boosted by Loan Growth

(dollar amounts in millions)	2nd Qtr ’07	1st Qtr ’07	2nd Qtr ’06

Net interest income	$509	$502	$500

Net interest margin	3.76%	3.82%	3.82%

Selected average balances:
Total earning assets	$54,304	$53,148	$52,371
Total loans	49,793	48,896	47,802
Total loans, excluding FSD loans (primarily low-rate)	48,213	47,327	45,245

Total interest-bearing deposits	30,049	30,417	28,446
Total noninterest-bearing deposits	11,633	12,162	13,575
Total noninterest-bearing deposits, excluding FSD	8,356	8,712	8,782

•	The $7 million increase in net interest income in the second quarter 2007, when compared to first quarter 2007, resulted primarily from earning asset growth and the impact of one more day in the second quarter 2007 ($6 million).

•	The net interest margin of 3.76 percent declined six basis points, reflecting stable loan yields and deposit rates offset by a change in funding mix, largely attributable to a decline in non-interest bearing deposits. Maturing interest rate swaps provided a three basis point positive contribution to the margin.
Noninterest Income Reflects Positive Trends
Noninterest income was $225 million for the second quarter 2007, compared to $203 million for both the first quarter 2007 and the second quarter 2006. The $22 million increase in noninterest income in the second quarter 2007, compared to the first quarter 2007, reflected positive trends in several categories (including service charges on deposit accounts, card fees, commercial lending fees and foreign exchange income), and increases in net income (loss) from principal investing and warrants ($10 million) and deferred compensation asset returns ($5 million). Certain categories of noninterest income are highlighted in the table below.

(in millions)	2nd Qtr ’07	1st Qtr ’07	2nd Qtr ’06

Net income (loss) from principal investing and warrants	$6	$(4)	$4
Net gain (loss) on sales of businesses	2	1	—
Other noninterest income

Deferred compensation asset returns*	6	1	(1)

*	Compensation deferred by Comerica officers is invested in stocks and bonds to reflect the investment selections of the officers. Income earned on these assets is reported in noninterest income and the offsetting increase in the liability is reported in salaries expense.
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COMERICA REPORTS SECOND QUARTER 2007 EARNINGS – 4
Noninterest Expenses Remain Well Controlled
Noninterest expenses were $411 million for the second quarter 2007, compared to $407 million for the first quarter 2007 and $389 million for the second quarter 2006. The $4 million increase in noninterest expenses in the second quarter 2007, compared to the first quarter 2007, reflected increases in incentive compensation and pension expense, partially offset by decreases in share-based compensation expense, litigation and operational losses, and customer services expense. The increase in incentives reflected an increase in costs related to deferred compensation plans of $5 million and increased incentives primarily tied to peer-comparison performance of $8 million. The decrease in share-based compensation expense reflected the annual award of restricted stock to retirement-eligible employees granted in the first quarter, which must be expensed in the period granted. Litigation and operational losses reflected a litigation-related insurance settlement of $8 million in the second quarter 2007. Customer services expense varies from period to period as a result of changes in the level of noninterest-bearing deposits in the Corporation’s Financial Services Division, the earnings credit allowance provided on these deposits and a competitive environment. In addition, noninterest expenses included approximately $2 million of costs related to the previously announced relocation of Comerica’s headquarters to Dallas, Texas, reflected in salaries and other noninterest expenses.
Certain categories of noninterest expenses and the provision for income taxes are highlighted in the table below.

(in millions)	2nd Qtr ’07	1st Qtr ’07	2nd Qtr ’06

Salaries
Regular salaries	$157	$154	$153
Incentives	46	29	30
Share-based compensation	12	23	14

Total salaries	215	206	197
Employee benefits	50	46	44
Customer services	11	14	9
Litigation and operational losses	(9)	3	3
Provision for credit losses on lending-related commitments	(2)	(2)	1
Other noninterest expenses
Interest on tax liabilities*	n/a	n/a	(5)

Provision for income taxes
Interest on tax liabilities (pretax)*	$3	$1	n/a

*	Effective with the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” Comerica changed its accounting policy and prospectively began to classify interest on tax liabilities in the “provision for income taxes.” Prior to January 1, 2007, interest on tax liabilities was classified in “other noninterest expenses.”

n/a — not applicable
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COMERICA REPORTS SECOND QUARTER 2007 EARNINGS – 5
Credit Quality Remained Solid
“We continue to proactively manage our credit risk,” said Babb. “Our strong credit culture, and the enhanced risk management tools and processes we have put in place, contributed to our solid credit quality in the second quarter. Net credit-related charge-offs remained relatively low, despite the continued weakness in the Michigan economy. Credit quality in the Western and Texas markets remained strong.”
•	The provision for loan losses reflected challenges to industries located in Michigan (Midwest market), including the automotive and commercial real estate industries.

•	Nonperforming assets were 53 basis points of total loans and foreclosed property for the second quarter 2007, and remained at low levels. During the second quarter 2007, $107 million of loan relationships greater than $2 million were transferred to nonaccrual status, an increase of $38 million from the first quarter 2007. Of the transfers to nonaccrual, $57 million were in the real estate industry, including $36 million from the Midwest market and $21 million from the Western market. By market, $69 million of the transfers to nonaccrual were from the Midwest.

(dollar amounts in millions)	2nd Qtr ’07	1st Qtr ’07	2nd Qtr ’06

Net loan charge-offs	$30	$16	$18
Net lending-related commitment charge-offs	—	3	1

Total net credit-related charge-offs	30	19	19
Net loan charge-offs/Average total loans	0.24%	0.13%	0.15%
Net credit-related charge-offs/Average total loans	0.24	0.16	0.16

Provision for loan losses	$36	$23	$27
Provision for credit losses on lending-related commitments	(2)	(2)	1

Total provision for credit losses	34	21	28

Nonperforming assets (NPAs)	259	233	174
NPAs/Total loans and foreclosed property	0.53%	0.49%	0.37%

Allowance for loan losses	$507	$500	$481
Allowance for credit losses on
lending-related commitments*	19	21	41

Total allowance for credit losses	526	521	522
Allowance for loan losses/Total loans	1.04%	1.04%	1.04%
Allowance for loan losses/NPAs	195	214	278

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.
Balance Sheet and Capital Management
Total assets and common shareholders’ equity were $58.6 billion and $5.0 billion, respectively, at June 30, 2007, compared to $57.5 billion and $5.1 billion, respectively, at March 31, 2007. There were approximately 153 million shares outstanding at June 30, 2007, compared to 156 million shares outstanding at March 31, 2007. Open market share repurchases for the current and prior quarter are shown in the following table:

	2nd Qtr ’07		1st Qtr ’07
	Number		Number
(in millions)	of Shares	Amount	of Shares	Amount

Open market share repurchases	3.5	$217	3.4	$207

Comerica’s second quarter 2007 estimated Tier 1 common, Tier 1 and total risk-based capital ratios were 7.19 percent, 7.87 percent and 11.71 percent, respectively.
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COMERICA REPORTS SECOND QUARTER 2007 EARNINGS – 6
Full-Year 2007 Outlook
Comerica’s outlook for full-year 2007, compared to full-year 2006, is as follows:
•	Mid to high single-digit average loan growth, excluding Financial Services Division loans, with flat growth in the Midwest market, and low double-digit growth in the Western and Texas markets

•	Average earning asset growth slightly less than average loan growth

•	Average Financial Services Division noninterest-bearing deposits of $3.2 billion. Financial Services Division loans will fluctuate in tandem with the level of noninterest-bearing deposits

•	Average full year net interest margin of about 3.75 percent

•	Average net credit-related charge-offs of about 20 basis points of average loans, with a provision for credit losses modestly exceeding net charge-offs

•	Low single-digit growth in noninterest income, from a 2006 adjusted base of $820 million which excludes the Financial Services Division-related lawsuit settlement and the loss on sale of the Mexican bank charter

•	Flat noninterest expenses, excluding the provision for credit losses on lending-related commitments, from a 2006 adjusted base of $1,669 million. Outlook reflects anticipated 2007 costs associated with the previously announced headquarters move to Dallas, Texas (expected to be about $10 million, with most of the remaining $8 million expected to be incurred in the third quarter)

•	Effective tax rate of about 32 percent

•	Active capital management within targeted capital ratios (Tier 1 common of 6.50 percent to 7.50 percent and Tier 1 of 7.25 percent to 8.25 percent). Total open market share repurchases in 2007 expected to be about nine million shares

COMERICA REPORTS SECOND QUARTER 2007 EARNINGS – 7
Business Segments
Comerica’s continuing operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at June 30, 2007 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses second quarter 2007 results compared to first quarter 2007.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	2nd Qtr ’07		1st Qtr ’07		2nd Qtr ’06

Business Bank	$136	73%	$141	72%	$137	71%
Retail Bank	35	19	33	17	39	20
Wealth & Institutional Management	16	8	21	11	17	9

	187	100%	195	100%	193	100%
Finance	—		1		(7)
Other*	9		(6)		14

Total	$196		$190		$200

*	Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	2nd Qtr ’07	1st Qtr ’07	2nd Qtr ’06
Net interest income (FTE)	$338	$329	$333
Provision for loan losses	32	14	21
Noninterest income	68	61	71
Noninterest expenses	176	170	182
Net income	136	141	137

Net credit-related charge-offs	24	15	12

Selected average balances:
Assets	40,848	40,059	39,367
Loans	39,824	39,015	38,175
FSD loans	1,580	1,569	2,557
Deposits	16,432	16,710	17,931
FSD deposits	4,505	4,698	6,557

Net interest margin	3.39%	3.42%	3.53%

•	Average loans, excluding the Financial Services Division, increased $798 million, or nine percent on an annualized basis, primarily due to growth in the Middle Market, Global Corporate, Commercial Real Estate and Technology and Life Sciences business lines.
•	Average deposits decreased $85 million, excluding the $193 million decline in the Financial Services Division, primarily due to a decline in the Middle Market business line, partially offset by growth in the Technology and Life Sciences and Global Corporate business lines.
•	The net interest margin of 3.39 percent decreased three basis points, primarily due to a decline in deposits.
•	The provision for loan losses increased $18 million, primarily due to an increase in reserves for commercial real estate.
•	Noninterest income increased $7 million, primarily due to the absence of a negative warrant fair value adjustment that affected the first quarter 2007.
•	Noninterest expenses increased $6 million, primarily due to an increase in salaries and employee benefits expense.
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COMERICA REPORTS SECOND QUARTER 2007 EARNINGS – 8
Retail Bank

(dollar amounts in millions)	2nd Qtr ’07	1st Qtr ’07	2nd Qtr ’06

Net interest income (FTE)	$160	$157	$162
Provision for loan losses	4	5	8
Noninterest income	57	52	54
Noninterest expenses	160	153	150
Net income	35	33	39

Net credit-related charge-offs	6	4	8

Selected average balances:
Assets	6,828	6,840	6,786
Loans	6,100	6,095	6,094
Deposits	17,191	17,033	16,770

Net interest margin	3.73%	3.74%	3.92%

•	Average loans increased $5 million, as increases in small business commercial loans were partially offset by a decline in consumer loans, primarily in the Midwest market.
•	Average deposits increased $158 million, with growth in all deposit categories.
•	The net interest margin of 3.73 percent decreased one basis point, primarily due to a decline in loan spreads.
•	Noninterest income increased $5 million, primarily due to higher gains on sales of student loans in the second quarter 2007, an increase in service charges on deposit accounts and increased card fees.
•	Noninterest expenses increased $7 million, primarily due to the impact of opening three new banking centers during the second quarter of 2007 and 12 new banking centers year-to-date.
Wealth and Institutional Management

(dollar amounts in millions)	2nd Qtr ’07	1st Qtr ’07	2nd Qtr ’06

Net interest income (FTE)	$36	$36	$37
Provision for loan losses	2	(1)	(1)
Noninterest income	70	71	64
Noninterest expenses	79	76	76
Net income	16	21	17

Net credit-related charge-offs	—	—	—

Selected average balances:
Assets	4,009	3,898	3,608
Loans	3,860	3,747	3,470
Deposits	2,295	2,317	2,463

Net interest margin	3.72%	3.88%	4.35%

•	Average loans increased $113 million, or 12 percent on an annualized basis.
•	Average deposits decreased $22 million, primarily due to decreased noninterest-bearing accounts.
•	The net interest margin of 3.72 percent declined 16 basis points, primarily due to declines in loan spreads, deposit spreads and average deposit balances.
•	Noninterest expenses increased $3 million, primarily due to an increase in severance.
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COMERICA REPORTS SECOND QUARTER 2007 EARNINGS – 9
Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest, Western, Texas and Florida. In addition to the four primary geographic markets, Other Markets and International are also reported as market segments. The financial results below are based on methodologies in effect at June 30, 2007 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses second quarter 2007 results compared to first quarter 2007.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	2nd Qtr ’07		1st Qtr ’07		2nd Qtr ’06

Midwest	$87	47%	$90	45%	$96	50%
Western	58	31	66	34	63	33
Texas	20	10	22	11	20	11
Florida	2	1	3	2	1	—
Other Markets	5	3	5	3	4	2
International	15	8	9	5	9	4

	187	100%	195	100%	193	100%
Finance & Other*	9		(5)		7

Total	$196		$190		$200

*	Includes discontinued operations and items not directly associated with the geographic markets.
Midwest

(dollar amounts in millions)	2nd Qtr ’07	1st Qtr ’07	2nd Qtr ’06

Net interest income (FTE)	$248	$244	$251
Provision for loan losses	34	30	22
Noninterest income	122	116	120
Noninterest expenses	217	206	215
Net income	87	90	96

Net credit-related charge-offs	29	22	16

Selected average balances:
Assets	22,874	22,755	22,724
Loans	21,946	21,783	21,700
Deposits	16,477	16,657	16,674

Net interest margin	4.52%	4.52%	4.69%

•	Average loans increased $163 million, or three percent on an annualized basis, primarily due to growth in the Commercial Real Estate, Global Corporate Banking, Middle Market Banking and Private Banking business lines.

•	Average deposits decreased $180 million, primarily due to a decline in the Global Corporate Banking business line.

•	The provision for loan losses increased $4 million, primarily due to increased reserves for commercial real estate.

•	Noninterest income increased $6 million, primarily due to an increase in service charges on deposit accounts and nominal warrant income in the current period, compared to warrant losses in the first quarter.

•	Noninterest expenses increased $11 million, partially due to increases in salaries and employee benefits expenses and outside processing fees.
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COMERICA REPORTS SECOND QUARTER 2007 EARNINGS – 10
Western Market

(dollar amounts in millions)	2nd Qtr ’07	1st Qtr ’07	2nd Qtr ’06

Net interest income (FTE)	$179	$176	$179
Provision for loan losses	5	(11)	2
Noninterest income	32	28	34
Noninterest expenses	113	110	110
Net income	58	66	63

Net credit-related charge-offs	4	(5)	3

Selected average balances:
Assets	17,257	16,782	16,515
Loans	16,715	16,241	15,955
FSD loans	1,580	1,569	2,557
Deposits	13,595	13,696	14,861
FSD deposits	4,310	4,515	6,449

Net interest margin	4.29%	4.40%	4.55%

•	Excluding the Financial Services Division, average loans increased $463 million, or 13 percent on an annualized basis, primarily due to growth in the Middle Market Banking, Technology and Life Sciences, Global Corporate Banking, Private Banking and Commercial Real Estate business lines.

•	Excluding the Financial Services Division, average deposits increased $104 million, primarily due to growth in the Technology and Life Sciences and Global Corporate Banking business lines.

•	The net interest margin declined 11 basis points, due to a net decrease from the impact of the Financial Services Division (offset by lower customer service expense in noninterest expenses) and a decline in loan spreads.

•	The provision for loan losses increased $16 million primarily due to stable credit quality in the second quarter compared to improving credit quality in the first quarter 2007.

•	Noninterest income increased $4 million, primarily due to an increase in income from the sale of SBA loans and a negative warrant fair value adjustment in the first quarter 2007.

•	Noninterest expenses increased $3 million, primarily due to an increase in salaries and employee benefit expenses.

•	Two new banking centers were opened in California in the second quarter and five year-to-date.
Texas Market

(dollar amounts in millions)	2nd Qtr ’07	1st Qtr ’07	2nd Qtr ’06

Net interest income (FTE)	$69	$67	$64
Provision for loan losses	3	(1)	(1)
Noninterest income	20	19	18
Noninterest expenses	56	54	53
Net income	20	22	20

Total net credit-related charge-offs	1	3	2

Selected average balances:
Assets	6,844	6,719	6,055
Loans	6,570	6,444	5,796
Deposits	3,836	3,843	3,668

Net interest margin	4.22%	4.19%	4.51%

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COMERICA REPORTS SECOND QUARTER 2007 EARNINGS – 11
•	Average loans increased $126 million, or eight percent on an annualized basis, primarily due to growth in Small Business and Energy lending.

•	The net interest margin of 4.22 percent increased three basis points.

•	Noninterest expenses increased $2 million, primarily due to increased salaries and benefits expenses.

•	Five new banking centers were opened year-to-date.
Florida Market

(dollar amounts in millions)	2nd Qtr ’07	1st Qtr ’07	2nd Qtr ’06

Net interest income (FTE)	$11	$11	$11
Provision for loan losses	2	1	5
Noninterest income	3	4	3
Noninterest expenses	9	9	8
Net income	2	3	1

Net credit-related charge-offs	1	—	—

Selected average balances:
Assets	1,666	1,646	1,537
Loans	1,649	1,626	1,517
Deposits	290	284	313

Net interest margin	2.68%	2.84%	2.83%

•	Average loans increased $23 million, or six percent on an annualized basis.

•	Average deposits increased $6 million.

•	The net interest margin declined 16 basis points, primarily due to a decline in loan spreads, deposit spreads and average deposit balances.
Conference Call and Webcast
Comerica will host a conference call to review second quarter 2007 financial results at 8 a.m. ET Wednesday, July 18, 2007. Interested parties may access the conference call by calling (706) 679-5261 (event ID No. 4363667). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay will be available approximately two hours following the conference call until August 1, 2007. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 4363667). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful. Comerica Bank locations can be found in Michigan, California, Texas, Florida and Arizona, with select businesses operating in several other states, Canada and Mexico
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COMERICA REPORTS SECOND QUARTER 2007 EARNINGS – 12
Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, changes related to the headquarters move or to its underlying assumptions, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, automotive production, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke (313) 222-4732	Darlene P. Persons (313) 222-2840

Paul Jaremski (313) 222-6317

CONSOLIDATED FINANCIAL HIGHLIGHTS
Comerica Incorporated and Subsidiaries

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2007	2007	2006	2007	2006

PER SHARE AND COMMON STOCK DATA
Diluted income from continuing operations	$1.25	$1.19	$1.19	$2.44	$2.45
Diluted net income	1.25	1.19	1.22	2.45	2.40
Cash dividends declared	0.64	0.64	0.59	1.28	1.18
Common shareholders’ equity (at period end)	32.80	32.84	31.99

Average diluted shares (in thousands)	156,632	158,915	163,439	157,774	163,378

KEY RATIOS
Return on average common shareholders’ equity from continuing operations	15.41%	14.83%	15.15%	15.12%	15.73%
Return on average common shareholders’ equity	15.41	14.86	15.50	15.14	15.42
Return on average assets from continuing operations	1.35	1.33	1.38	1.34	1.44
Return on average assets	1.35	1.33	1.41	1.34	1.41
Average common shareholders’ equity as a percentage of average assets	8.77	8.93	9.09	8.85	9.13
Tier 1 common capital ratio *	7.19	7.49	7.69
Tier 1 risk-based capital ratio *	7.87	8.19	8.26
Total risk-based capital ratio *	11.71	12.15	11.55
Leverage ratio *	9.68	10.00	9.83

AVERAGE BALANCES
Commercial loans	$28,324	$27,757	$27,587	$28,042	$27,106
Real estate construction loans	4,501	4,249	3,816	4,376	3,674
Commercial mortgage loans	9,634	9,673	9,229	9,654	9,114
Residential mortgage loans	1,791	1,705	1,537	1,748	1,515
Consumer loans	2,331	2,405	2,533	2,368	2,596
Lease financing	1,287	1,273	1,299	1,280	1,298
International loans	1,925	1,834	1,801	1,879	1,841

Total loans	49,793	48,896	47,802	49,347	47,144

Earning assets	54,304	53,148	52,371	53,729	51,678
Total assets	58,118	57,088	56,611	57,606	55,947
Interest-bearing deposits	30,049	30,417	28,446	30,232	28,020
Total interest-bearing liabilities	40,157	38,498	36,704	39,332	36,041
Noninterest-bearing deposits	11,633	12,162	13,575	11,897	13,591
Common shareholders’ equity	5,097	5,101	5,146	5,099	5,109

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$510	$503	$501	$1,013	$981
Fully taxable equivalent adjustment	1	1	1	2	2
Net interest margin	3.76%	3.82%	3.82%	3.79%	3.81%

CREDIT QUALITY
Nonaccrual loans	$244	$218	$157
Foreclosed property	15	15	17

Total nonperforming assets	259	233	174

Loans past due 90 days or more and still accruing	29	15	15

Gross loan charge-offs	43	34	25	77	50
Loan recoveries	13	18	7	31	15

Net loan charge-offs	30	16	18	46	35
Lending-related commitment charge-offs	—	3	1	3	6

Total net credit-related charge-offs	30	19	19	49	41

Allowance for loan losses	507	500	481
Allowance for credit losses on lending-related commitments	19	21	41

Total allowance for credit losses	526	521	522

Allowance for loan losses as a percentage of total loans	1.04%	1.04%	1.04%
Net loan charge-offs as a percentage of average total loans	0.24	0.13	0.15	0.19%	0.15%
Net credit-related charge-offs as a percentage of average total loans	0.24	0.16	0.16	0.20	0.17
Nonperforming assets as a percentage of total loans and foreclosed property	0.53	0.49	0.37
Allowance for loan losses as a percentage of total nonperforming assets	195	214	278

*	June 30, 2007 ratios are estimated

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions, except share data)	2007	2007	2006	2006

ASSETS
Cash and due from banks	$1,372	$1,334	$1,434	$1,664
Federal funds sold and securities purchased under agreements to resell	1,217	1,457	2,632	2,105
Other short-term investments	251	220	327	276
Investment securities available-for-sale	4,368	3,989	3,662	3,980

Commercial loans	27,146	26,681	26,265	25,928
Real estate construction loans	4,513	4,462	4,203	3,958
Commercial mortgage loans	9,728	9,592	9,659	9,363
Residential mortgage loans	1,839	1,741	1,677	1,568
Consumer loans	2,321	2,392	2,423	2,493
Lease financing	1,314	1,273	1,353	1,325
International loans	1,904	1,848	1,851	1,764

Total loans	48,765	47,989	47,431	46,399
Less allowance for loan losses	(507)	(500)	(493)	(481)

Net loans	48,258	47,489	46,938	45,918

Premises and equipment	616	596	568	522
Customers’ liability on acceptances outstanding	40	55	56	74
Accrued income and other assets	2,448	2,387	2,384	2,541

Total assets	$58,570	$57,527	$58,001	$57,080

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$12,763	$13,584	$13,901	$15,199

Money market and NOW deposits	15,212	14,815	15,250	15,342
Savings deposits	1,397	1,410	1,365	1,470
Customer certificates of deposit	7,567	7,447	7,223	6,322
Institutional certificates of deposit	5,479	5,679	5,783	4,629
Foreign office time deposits	789	735	1,405	1,164

Total interest-bearing deposits	30,444	30,086	31,026	28,927

Total deposits	43,207	43,670	44,927	44,126

Short-term borrowings	297	329	635	442
Acceptances outstanding	40	55	56	74
Accrued expenses and other liabilities	1,260	1,205	1,281	1,162
Medium- and long-term debt	8,748	7,148	5,949	6,087

Total liabilities	53,552	52,407	52,848	51,891

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 178,735,252 shares at 6/30/07, 3/31/07, 12/31/06 and 6/30/06	894	894	894	894
Capital surplus	539	524	520	494
Accumulated other comprehensive loss	(308)	(284)	(324)	(226)
Retained earnings	5,400	5,311	5,282	4,978
Less cost of common stock in treasury - 25,725,671 shares at 6/30/07, 22,834,368 shares at 3/31/07, 21,161,161 shares at 12/31/06 and 16,534,470 shares at 6/30/06	(1,507)	(1,325)	(1,219)	(951)

Total shareholders’ equity	5,018	5,120	5,153	5,189

Total liabilities and shareholders’ equity	$58,570	$57,527	$58,001	$57,080

CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2007	2006	2007	2006

INTEREST INCOME
Interest and fees on loans	$882	$792	$1,733	$1,515
Interest on investment securities	46	45	88	89
Interest on short-term investments	5	8	13	13

Total interest income	933	845	1,834	1,617

INTEREST EXPENSE
Interest on deposits	284	236	570	435
Interest on short-term borrowings	24	45	46	87
Interest on medium- and long-term debt	116	64	207	116

Total interest expense	424	345	823	638

Net interest income	509	500	1,011	979
Provision for loan losses	36	27	59	—

Net interest income after provision for loan losses	473	473	952	979

NONINTEREST INCOME
Service charges on deposit accounts	55	54	109	108
Fiduciary income	49	44	98	88
Commercial lending fees	17	15	33	30
Letter of credit fees	15	15	31	31
Foreign exchange income	10	9	19	19
Brokerage fees	10	10	21	20
Card fees	14	12	26	23
Bank-owned life insurance	9	10	19	23
Net income from principal investing and warrants	6	4	2	7
Net securities gains (losses)	—	1	—	(1)
Net gain (loss) on sales of businesses	2	—	3	(5)
Other noninterest income	38	29	67	55

Total noninterest income	225	203	428	398

NONINTEREST EXPENSES
Salaries	215	197	421	390
Employee benefits	50	44	96	94

Total salaries and employee benefits	265	241	517	484
Net occupancy expense	33	30	68	60
Equipment expense	15	15	30	28
Outside processing fee expense	24	22	44	43
Software expense	15	14	30	28
Customer services	11	9	25	22
Litigation and operational losses (recoveries)	(9)	3	(6)	4
Provision for credit losses on lending-related commitments	(2)	1	(4)	14
Other noninterest expenses	59	54	114	135

Total noninterest expenses	411	389	818	818

Income from continuing operations before income taxes	287	287	562	559
Provision for income taxes	91	92	177	157

Income from continuing operations	196	195	385	402
Income (loss) from discontinued operations, net of tax	—	5	1	(8)

NET INCOME	$196	$200	$386	$394

Basic earnings per common share:
Income from continuing operations	$1.28	$1.21	$2.49	$2.49
Net income	1.28	1.24	2.49	2.44

Diluted earnings per common share:
Income from continuing operations	1.25	1.19	2.44	2.45
Net income	1.25	1.22	2.45	2.40
Cash dividends declared on common stock	98	96	199	192
Dividends per common share	0.64	0.59	1.28	1.18

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2007 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2007		Second Quarter 2006
(in millions, except per share data)	2007	2007	2006	2006	2006	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$882	$851	$858	$843	$792	$31	3.5%	$90	11.2%
Interest on investment securities	46	42	42	43	45	4	11.3	1	2.6
Interest on short-term investments	5	8	12	7	8	(3)	(26.0)	(3)	(26.3)

Total interest income	933	901	912	893	845	32	3.6	88	10.4

INTEREST EXPENSE
Interest on deposits	284	286	298	272	236	(2)	(0.6)	48	20.5
Interest on short-term borrowings	24	22	15	28	45	2	10.5	(21)	(47.2)
Interest on medium- and long-term debt	116	91	97	91	64	25	27.8	52	82.1

Total interest expense	424	399	410	391	345	25	6.5	79	23.0

Net interest income	509	502	502	502	500	7	1.4	9	1.8
Provision for loan losses	36	23	22	15	27	13	56.5	9	33.3

Net interest income after provision for loan losses	473	479	480	487	473	(6)	(1.3)	—	—

NONINTEREST INCOME
Service charges on deposit accounts	55	54	54	56	54	1	3.9	1	1.6
Fiduciary income	49	49	47	45	44	—	(0.6)	5	10.7
Commercial lending fees	17	16	19	16	15	1	3.7	2	14.1
Letter of credit fees	15	16	16	17	15	(1)	(3.3)	—	(2.0)
Foreign exchange income	10	9	10	9	9	1	7.5	1	4.9
Brokerage fees	10	11	10	10	10	(1)	(6.3)	—	5.3
Card fees	14	12	12	11	12	2	11.2	2	13.3
Bank-owned life insurance	9	10	9	8	10	(1)	(1.7)	(1)	(2.1)
Net income (loss) from principal investing and warrants	6	(4)	3	—	4	10	N/M	2	N/M
Net securities gains	—	—	1	—	1	—	N/M	(1)	N/M
Net gain (loss) on sales of businesses	2	1	—	(7)	—	1	N/M	2	N/M
Income from lawsuit settlement	—	—	47	—	—	—	N/M	—	N/M
Other noninterest income	38	29	34	30	29	9	27.1	9	28.1

Total noninterest income	225	203	262	195	203	22	10.9	22	10.5

NONINTEREST EXPENSES
Salaries	215	206	231	202	197	9	4.6	18	9.3
Employee benefits	50	46	42	48	44	4	7.0	6	11.9

Total salaries and employee benefits	265	252	273	250	241	13	5.0	24	9.8
Net occupancy expense	33	35	34	31	30	(2)	(6.0)	3	10.5
Equipment expense	15	15	14	13	15	—	4.7	—	2.6
Outside processing fee expense	24	20	21	21	22	4	17.5	2	7.3
Software expense	15	15	15	13	14	—	(7.3)	1	4.8
Customer services	11	14	14	11	9	(3)	(20.4)	2	23.9
Litigation and operational losses (recoveries)	(9)	3	4	3	3	(12)	N/M	(12)	N/M
Provision for credit losses on lending-related commitments	(2)	(2)	(4)	(5)	1	—	(15.4)	(3)	N/M
Other noninterest expenses	59	55	86	62	54	4	11.0	5	9.6

Total noninterest expenses	411	407	457	399	389	4	1.0	22	5.5

Income from continuing operations before income taxes	287	275	285	283	287	12	4.3	—	(0.1)
Provision for income taxes	91	86	100	88	92	5	5.3	(1)	(1.9)

Income from continuing operations	196	189	185	195	195	7	3.8	1	0.7
Income from discontinued operations, net of tax	—	1	114	5	5	(1)	N/M	(5)	N/M

NET INCOME	$196	$190	$299	$200	$200	$6	3.6%	$(4)	(1.5)%

Basic earnings per common share:
Income from continuing operations	$1.28	$1.21	$1.17	$1.22	$1.21	$0.07	5.8%	$0.07	5.8%
Net income	1.28	1.21	1.89	1.25	1.24	0.07	5.8	0.04	3.2

Diluted earnings per common share:
Income from continuing operations	1.25	1.19	1.16	1.20	1.19	0.06	5.0	0.06	5.0
Net income	1.25	1.19	1.87	1.23	1.22	0.06	5.0	0.03	2.5

Cash dividends declared on common stock	98	101	94	94	96	(3)	(1.7)	2	3.0
Dividends per common share	0.64	0.64	0.59	0.59	0.59	—	—	0.05	8.5

N/M — Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2007		2006
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$500	$493	$493	$481	$472

Loan charge-offs:
Commercial	19	13	7	9	16
Real estate construction:
Commercial Real Estate business line	6	1	—	—	—
Other	2	—	—	—	—

Total real estate construction	8	1	—	—	—
Commercial mortgage:
Commercial Real Estate business line	3	3	3	1	—
Other	10	14	4	4	3

Total commercial mortgage	13	17	7	5	3
Residential mortgage	—	—	—	—	—
Consumer	3	3	13	3	4
Lease financing	—	—	3	—	1
International	—	—	1	—	1

Total loan charge-offs	43	34	31	17	25

Recoveries on loans previously charged-off:
Commercial	5	10	5	13	5
Real estate construction	—	—	—	—	—
Commercial mortgage	2	—	1	1	—
Residential mortgage	—	—	—	—	—
Consumer	1	1	1	—	1
Lease financing	—	4	—	—	—
International	5	3	2	—	1

Total recoveries	13	18	9	14	7

Net loan charge-offs	30	16	22	3	18
Provision for loan losses	36	23	22	15	27
Foreign currency translation adjustment	1	—	—	—	—

Balance at end of period	$507	$500	$493	$493	$481

Allowance for loan losses as a percentage of total loans	1.04%	1.04%	1.04%	1.06%	1.04%

Net loan charge-offs as a percentage of average total loans	0.24	0.13	0.18	0.02	0.15

Net credit-related charge-offs as a percentage of average total loans	0.24	0.16	0.19	0.06	0.16

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING - RELATED COMMITMENTS
Comerica Incorporated and Subsidiaries

	2007		2006
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$21	$26	$31	$41	$41
Less: Charge-offs on lending-related commitments (1)	—	3	1	5	1
Add: Provision for credit losses on lending-related commitments	(2)	(2)	(4)	(5)	1

Balance at end of period	$19	$21	$26	$31	$41

Unfunded lending-related commitments sold	$—	$60	$20	$28	$14

(1)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS
Comerica Incorporated and Subsidiaries

	2007		2006
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$88	$73	$97	$83	$74
Real estate construction:
Commercial Real Estate business line	37	21	18	4	5
Other	7	4	2	—	—

Total real estate construction	44	25	20	4	5
Commercial mortgage:
Commercial Real Estate business line	20	17	18	10	11
Other	84	84	54	46	35

Total commercial mortgage	104	101	72	56	46
Residential mortgage	1	1	1	1	1
Consumer	3	4	4	5	3
Lease financing	—	4	8	12	12
International	4	10	12	13	16

Total nonaccrual loans	244	218	214	174	157
Reduced-rate loans	—	—	—	—	—

Total nonperforming loans	244	218	214	174	157
Foreclosed property	15	15	18	23	17

Total nonperforming assets	$259	$233	$232	$197	$174

Nonperforming loans as a percentage of total loans	0.50%	0.45%	0.45%	0.37%	0.34%
Nonperforming assets as a percentage of total loans and foreclosed property	0.53	0.49	0.49	0.42	0.37
Allowance for loan losses as a percentage of total nonperforming assets	195	214	213	251	278
Loans past due 90 days or more and still accruing	$29	$15	$14	$18	$15

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$218	$214	$174	$157	$122
Loans transferred to nonaccrual (1)	107	69	66	39	51
Nonaccrual business loan gross charge-offs (2)	(40)	(31)	(16)	(14)	(21)
Loans transferred to accrual status (1)	(8)	—	—	—	—
Nonaccrual business loans sold (3)	—	(4)	—	—	—
Payments/Other (4)	(33)	(30)	(10)	(8)	5

Nonaccrual loans at end of period	$244	$218	$214	$174	$157

(1) Based on an analysis of nonaccrual loans with book balances greater than $2 million.

(2) Analysis of gross loan charge-offs:

Nonaccrual business loans	$40	$31	$16	$14	$21
Performing watch list loans	—	—	2	—	—
Consumer and residential mortgage loans	3	3	13	3	4

Total gross loan charge-offs	$43	$34	$31	$17	$25

(3) Analysis of loans sold:

Nonaccrual business loans	$—	$4	$—	$—	$—
Performing watch list loans	—	—	25	7	15

Total loans sold	$—	$4	$25	$7	$15

(4) Net change related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, are included in Payments/Other.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Six Months Ended
	June 30, 2007			June 30, 2006
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$28,042	$1,016	7.31%	$27,106	$877	6.53%
Real estate construction loans	4,376	186	8.55	3,674	154	8.44
Commercial mortgage loans	9,654	353	7.37	9,114	321	7.11
Residential mortgage loans	1,748	54	6.13	1,515	45	5.95
Consumer loans	2,368	84	7.15	2,596	90	6.94
Lease financing	1,280	21	3.26	1,298	27	4.06
International loans	1,879	66	7.12	1,841	61	6.72
Business loan swap expense	—	(45)	—	—	(58)	—

Total loans (2)	49,347	1,735	7.08	47,144	1,517	6.48

Investment securities available-for-sale	3,916	88	4.40	4,121	89	4.19
Federal funds sold and securities purchased under agreements to resell	235	6	5.38	263	6	4.88
Other short-term investments	231	7	6.00	150	7	8.66

Total earning assets	53,729	1,836	6.87	51,678	1,619	6.29

Cash and due from banks	1,410			1,604
Allowance for loan losses	(509)			(498)
Accrued income and other assets	2,976			3,163

Total assets	$57,606			$55,947

Money market and NOW deposits (1)	$14,788	225	3.06	$15,959	211	2.67
Savings deposits	1,400	6	0.88	1,478	5	0.70
Customer certificates of deposit	7,404	163	4.45	6,053	111	3.68
Institutional certificates of deposit	5,652	152	5.43	3,480	84	4.89
Foreign office time deposits	988	24	4.90	1,050	24	4.58

Total interest-bearing deposits	30,232	570	3.80	28,020	435	3.13

Short-term borrowings	1,736	46	5.31	3,736	87	4.71
Medium- and long-term debt	7,364	207	5.68	4,285	116	5.45

Total interest-bearing sources	39,332	823	4.22	36,041	638	3.57

Noninterest-bearing deposits (1)	11,897			13,591
Accrued expenses and other liabilities	1,278			1,206
Shareholders’ equity	5,099			5,109

Total liabilities and shareholders’ equity	$57,606			$55,947

Net interest income/rate spread (FTE)		$1,013	2.65		$981	2.72

FTE adjustment		$2			$2

Impact of net noninterest-bearing sources of funds			1.14			1.09

Net interest margin (as a percentage of average earning assets) (FTE) (2)			3.79%			3.81%

(1) FSD balances included above:

Loans (primarily low-rate)	$1,575	$5	0.60%	$2,732	$7	0.51%
Interest-bearing deposits	1,238	24	3.90	2,024	38	3.80
Noninterest-bearing deposits	3,363			4,738

(2) Impact of FSD loans (primarily low-rate) on the following:

Commercial loans			(0.40)%			(0.68)%
Total loans			(0.22)			(0.37)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.11)			(0.20)

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	June 30, 2007			March 31, 2007			June 30, 2006
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$28,324	$517	7.31%	$27,757	$499	7.30%	$27,587	$465	6.78%
Real estate construction loans	4,501	95	8.45	4,249	91	8.66	3,816	82	8.63
Commercial mortgage loans	9,634	178	7.39	9,673	175	7.35	9,229	166	7.24
Residential mortgage loans	1,791	28	6.15	1,705	26	6.11	1,537	23	6.02
Consumer loans	2,331	41	7.15	2,405	43	7.14	2,533	45	7.07
Lease financing	1,287	11	3.33	1,273	10	3.18	1,299	14	4.10
International loans	1,925	34	7.17	1,834	32	7.07	1,801	31	6.88
Business loan swap expense	—	(21)	—	—	(24)	—	—	(33)	—

Total loans (2)	49,793	883	7.11	48,896	852	7.06	47,802	793	6.66

Investment securities available-for-sale	4,085	46	4.46	3,745	42	4.35	4,088	45	4.27
Federal funds sold and securities purchased under agreements to resell	195	2	5.37	276	4	5.39	336	5	5.05
Other short-term investments	231	3	5.21	231	4	6.79	145	3	9.24

Total earning assets	54,304	934	6.89	53,148	902	6.86	52,371	846	6.46

Cash and due from banks	1,341			1,480			1,561
Allowance for loan losses	(516)			(503)			(485)
Accrued income and other assets	2,989			2,963			3,164

Total assets	$58,118			$57,088			$56,611

Money market and NOW deposits (1)	$14,825	114	3.08	$14,749	111	3.05	$15,330	106	2.78
Savings deposits	1,419	3	0.91	1,381	3	0.85	1,480	3	0.75
Customer certificates of deposit	7,463	83	4.46	7,345	80	4.44	6,216	60	3.83
Institutional certificates of deposit	5,484	74	5.43	5,823	78	5.44	4,327	54	5.04
Foreign office time deposits	858	10	4.81	1,119	14	4.96	1,093	13	4.87

Total interest-bearing deposits	30,049	284	3.80	30,417	286	3.81	28,446	236	3.33

Short-term borrowings	1,816	24	5.30	1,655	22	5.32	3,720	45	4.90
Medium- and long-term debt	8,292	116	5.63	6,426	91	5.74	4,538	64	5.65

Total interest-bearing sources	40,157	424	4.24	38,498	399	4.20	36,704	345	3.77

Noninterest-bearing deposits (1)	11,633			12,162			13,575
Accrued expenses and other liabilities	1,231			1,327			1,186
Shareholders’ equity	5,097			5,101			5,146

Total liabilities and shareholders’ equity	$58,118			$57,088			$56,611

Net interest income/rate spread (FTE)		$510	2.65		$503	2.66		$501	2.69

FTE adjustment		$1			$1			$1

Impact of net noninterest-bearing sources of funds			1.11			1.16			1.13

Net interest margin (as a percentage of average earning assets) (FTE) (2)			3.76%			3.82%			3.82%

(1) FSD balances included above:

Loans (primarily low-rate)	$1,580	$2	0.52%	$1,569	$3	0.68%	$2,557	$4	0.60%
Interest-bearing deposits	1,228	12	3.88	1,248	12	3.91	1,764	17	3.88
Noninterest-bearing deposits	3,277			3,450			4,793

(2) Impact of FSD loans (primarily low-rate) on the following:

Commercial loans			(0.40)%			(0.40)%			(0.63)%
Total loans			(0.21)			(0.22)			(0.34)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.10)			(0.11)			(0.18)

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	September 30,	June 30,
(in millions, except per share data)	2007	2007	2006	2006	2006

Commercial loans:
Floor plan	$3,012	$2,970	$3,198	$2,628	$3,166
Other	24,134	23,711	23,067	23,127	22,762

Total commercial loans	27,146	26,681	26,265	25,755	25,928
Real estate construction loans:
Commercial Real Estate business line	3,777	3,708	3,449	3,352	3,222
Other	736	754	754	770	736

Total real estate construction loans	4,513	4,462	4,203	4,122	3,958
Commercial mortgage loans:
Commercial Real Estate business line	1,344	1,286	1,534	1,529	1,537
Other	8,384	8,306	8,125	7,956	7,826

Total commercial mortgage loans	9,728	9,592	9,659	9,485	9,363
Residential mortgage loans	1,839	1,741	1,677	1,622	1,568
Consumer loans:
Home equity	1,585	1,570	1,591	1,668	1,740
Other consumer	736	822	832	830	753

Total consumer loans	2,321	2,392	2,423	2,498	2,493
Lease financing	1,314	1,273	1,353	1,321	1,325
International loans	1,904	1,848	1,851	1,712	1,764

Total loans	$48,765	$47,989	$47,431	$46,515	$46,399

Goodwill	$150	$150	$150	$213	$213
Loan servicing rights	13	14	14	15	16

Tier 1 common capital ratio*	7.19%	7.49%	7.54%	7.48%	7.69%
Tier 1 risk-based capital ratio*	7.87	8.19	8.02	8.04	8.26
Total risk-based capital ratio*	11.71	12.15	11.63	11.25	11.55
Leverage ratio*	9.68	10.00	9.76	9.68	9.83

Book value per share	$32.80	$32.84	$32.70	$32.79	$31.99

Market value per share for the quarter:
High	$63.89	$63.39	$59.72	$58.95	$60.10
Low	58.18	56.77	55.82	51.45	50.12
Close	59.47	59.12	58.68	56.92	51.99

Quarterly ratios:
Return on average common shareholders’ equity from continuing operations	15.41%	14.83%	14.03%	15.00%	15.15%
Return on average common shareholders’ equity	15.41	14.86	22.63	15.38	15.50
Return on average assets from continuing operations	1.35	1.33	1.29	1.37	1.38
Return on average assets	1.35	1.33	2.07	1.41	1.41
Efficiency ratio	55.97	57.66	59.81	57.15	55.41

Number of banking centers	402	402	393	382	378

Number of employees — full time equivalent
Continuing operations	10,687	10,661	10,700	10,568	10,549
Discontinued operations	—	—	—	167	169

*	June 30, 2007 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	June 30,	December 31,	June 30,
(in millions, except share data)	2007	2006	2006

ASSETS
Cash and due from subsidiary bank	$9	$122	$—
Short-term investments with subsidiary bank	353	246	372
Other short-term investments	103	92	87
Investment in subsidiaries, principally banks	5,617	5,586	5,607
Premises and equipment	3	4	3
Other assets	147	152	151

Total assets	$6,232	$6,202	$6,220

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$946	$806	$795
Other liabilities	268	243	236

Total liabilities	1,214	1,049	1,031

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 178,735,252 shares at 6/30/07, 12/31/06 and 6/30/06	894	894	894
Capital surplus	539	520	494
Accumulated other comprehensive loss	(308)	(324)	(226)
Retained earnings	5,400	5,282	4,978
Less cost of common stock in treasury - 25,725,671 shares at 6/30/07, 21,161,161 shares at 12/31/06 and 16,534,470 shares at 6/30/06	(1,507)	(1,219)	(951)

Total shareholders’ equity	5,018	5,153	5,189

Total liabilities and shareholders’ equity	$6,232	$6,202	$6,220

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Comerica Incorporated and Subsidiaries

				Accumulated
				Other			Total
	Common Stock		Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except per share data)	In Shares	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2006	162.9	$894	$461	$(170)	$4,796	$(913)	$5,068
Net income	—	—	—	—	394	—	394
Other comprehensive loss, net of tax	—	—	—	(56)	—	—	(56)

Total comprehensive income							338
Cash dividends declared on common stock ($1.18 per share)	—	—	—	—	(192)	—	(192)
Purchase of common stock	(1.5)	—	—	—	—	(88)	(88)
Net issuance of common stock under employee stock plans	1.1	—	(17)	—	(20)	67	30
Recognition of share-based compensation expense	—	—	33	—	—	—	33
Employee deferred compensation obligations	(0.3)	—	17	—	—	(17)	—

BALANCE AT JUNE 30, 2006	162.2	$894	$494	$(226)	$4,978	$(951)	$5,189

BALANCE AT DECEMBER 31, 2006	157.6	$894	$520	$(324)	$5,282	$(1,219)	$5,153
FSP 13-2 transition adjustment, net of tax	—	—	—	—	(46)	—	(46)
FIN 48 transition adjustment, net of tax	—	—	—	—	3	—	3

BALANCE AT JANUARY 1, 2007	157.6	894	520	(324)	5,239	(1,219)	5,110
Net income	—	—	—	—	386	—	386
Other comprehensive income, net of tax	—	—	—	16	—	—	16

Total comprehensive income	—	—	—	—	—	—	402
Cash dividends declared on common stock ($1.28 per share)	—	—	—	—	(199)	—	(199)
Purchase of common stock	(6.9)	—	—	—	—	(425)	(425)
Net issuance of common stock under employee stock plans	2.3	—	(17)	—	(26)	138	95
Recognition of share-based compensation expense	—	—	35	—	—	—	35
Employee deferred compensation obligations	—	—	1	—	—	(1)	—

BALANCE AT JUNE 30, 2007	153.0	$894	$539	$(308)	$5,400	$(1,507)	$5,018

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

			Wealth &
(dollar amounts in millions)	Business	Retail	Institutional
Three Months Ended June 30, 2007	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$338	$160	$36	$(18)	$(6)	$510
Provision for loan losses	32	4	2	—	(2)	36
Noninterest income	68	57	70	16	14	225
Noninterest expenses	176	160	79	3	(7)	411
Provision (benefit) for income taxes (FTE)	62	18	9	(5)	8	92
Income from discontinued operations, net of tax	—	—	—	—	—	—

Net income (loss)	$136	$35	$16	$—	$9	$196

Net credit-related charge-offs	$24	$6	$—	$—	$—	$30

Selected average balances:
Assets	$40,848	$6,828	$4,009	$5,296	$1,137	$58,118
Loans	39,824	6,100	3,860	2	7	49,793
Deposits	16,432	17,191	2,295	5,840	(76)	41,682
Liabilities	17,263	17,204	2,303	16,033	218	53,021
Attributed equity	2,914	846	325	595	417	5,097

Statistical data:
Return on average assets (1)	1.33%	0.78%	1.59%	N/M	N/M	1.35%
Return on average attributed equity	18.69	16.56	19.55	N/M	N/M	15.41
Net interest margin (2)	3.39	3.73	3.72	N/M	N/M	3.76
Efficiency ratio	43.49	73.61	74.74	N/M	N/M	55.97

			Wealth &
	Business	Retail	Institutional
Three Months Ended March 31, 2007	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$329	$157	$36	$(17)	$(2)	$503
Provision for loan losses	14	5	(1)	—	5	23
Noninterest income	61	52	71	16	3	203
Noninterest expenses	170	153	76	2	6	407
Provision (benefit) for income taxes (FTE)	65	18	11	(4)	(3)	87
Income from discontinued operations, net of tax	—	—	—	—	1	1

Net income (loss)	$141	$33	$21	$1	$(6)	$190

Net credit-related charge-offs	$15	$4	$—	$—	$—	$19

Selected average balances:
Assets	$40,059	$6,840	$3,898	$5,015	$1,276	$57,088
Loans	39,015	6,095	3,747	17	22	48,896
Deposits	16,710	17,033	2,317	6,490	29	42,579
Liabilities	17,565	17,045	2,317	14,600	460	51,987
Attributed equity	2,850	835	312	574	530	5,101

Statistical data:
Return on average assets (1)	1.41%	0.75%	2.17%	N/M	N/M	1.33%
Return on average attributed equity	19.80	15.97	27.09	N/M	N/M	14.86
Net interest margin (2)	3.42	3.74	3.88	N/M	N/M	3.82
Efficiency ratio	43.56	73.11	70.74	N/M	N/M	57.66

			Wealth &
	Business	Retail	Institutional
Three Months Ended June 30, 2006	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$333	$162	$37	$(27)	$(4)	$501
Provision for loan losses	21	8	(1)	—	(1)	27
Noninterest income	71	54	64	14	—	203
Noninterest expenses	182	150	76	2	(21)	389
Provision (benefit) for income taxes (FTE)	64	19	9	(8)	9	93
Income from discontinued operations, net of tax	—	—	—	—	5	5

Net income (loss)	$137	$39	$17	$(7)	$14	$200

Net credit-related charge-offs	$12	$8	$—	$—	$(1)	$19

Selected average balances:
Assets	$39,367	$6,786	$3,608	$5,272	$1,578	$56,611
Loans	38,175	6,094	3,470	26	37	47,802
Deposits	17,931	16,770	2,463	4,987	(130)	42,021
Liabilities	18,898	16,769	2,460	13,103	235	51,465
Attributed equity	2,608	840	294	463	941	5,146

Statistical data:
Return on average assets (1)	1.39%	0.88%	1.92%	N/M	N/M	1.41%
Return on average attributed equity	20.94	18.47	23.52	N/M	N/M	15.50
Net interest margin (2)	3.53	3.92	4.35	N/M	N/M	3.82
Efficiency ratio	45.38	69.33	74.71	N/M	N/M	55.41

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE — Fully Taxable Equivalent

N/M — Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

							Finance
(dollar amounts in millions)					Other		& Other
Three Months Ended June 30, 2007	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$248	$179	$69	$11	$8	$19	$(24)	$510
Provision for loan losses	34	5	3	2	—	(6)	(2)	36
Noninterest income	122	32	20	3	9	9	30	225
Noninterest expenses	217	113	56	9	9	11	(4)	411
Provision (benefit) for income taxes (FTE)	32	35	10	1	3	8	3	92
Income from discontinued operations, net of tax	—	—	—	—	—	—	—	—

Net income (loss)	$87	$58	$20	$2	$5	$15	$9	$196

Net credit-related charge-offs (recoveries)	$29	$4	$1	$1	$—	$(5)	$—	$30

Selected average balances:
Assets	$22,874	$17,257	$6,844	$1,666	$769	$2,274	$6,434	$58,118
Loans	21,946	16,715	6,570	1,649	759	2,145	9	49,793
Deposits	16,477	13,595	3,836	290	473	1,247	5,764	41,682
Liabilities	17,252	13,633	3,852	294	472	1,266	16,252	53,021
Attributed equity	1,981	1,206	594	90	59	155	1,012	5,097

Statistical data:
Return on average assets (1)	1.52%	1.36%	1.14%	0.53%	2.53%	2.60%	N/M	1.35%
Return on average attributed equity	17.55	19.51	13.13	9.76	33.10	38.21	N/M	15.41
Net interest margin (2)	4.52	4.29	4.22	2.68	3.98	3.33	N/M	3.76
Efficiency ratio	58.60	53.59	63.11	63.23	54.26	40.28	N/M	55.97

							Finance
					Other		& Other
Three Months Ended March 31, 2007	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$244	$176	$67	$11	$7	$17	$(19)	$503
Provision for loan losses	30	(11)	(1)	1	(1)	—	5	23
Noninterest income	116	28	19	4	9	8	19	203
Noninterest expenses	206	110	54	9	9	11	8	407
Provision (benefit) for income taxes (FTE)	34	39	11	2	3	5	(7)	87
Income from discontinued operations, net of tax	—	—	—	—	—	—	1	1

Net income (loss)	$90	$66	$22	$3	$5	$9	$(5)	$190

Net credit-related charge-offs (recoveries)	$22	$(5)	$3	$—	$—	$(1)	$—	$19

Selected average balances:
Assets	$22,755	$16,782	$6,719	$1,646	$713	$2,182	$6,291	$57,088
Loans	21,783	16,241	6,444	1,626	704	2,059	39	48,896
Deposits	16,657	13,696	3,843	284	482	1,098	6,519	42,579
Liabilities	17,430	13,732	3,858	288	482	1,137	15,060	51,987
Attributed equity	1,955	1,177	556	87	57	165	1,104	5,101

Statistical data:
Return on average assets (1)	1.58%	1.57%	1.30%	0.78%	3.09%	1.68%	N/M	1.33%
Return on average attributed equity	18.40	22.37	15.73	14.78	38.92	22.27	N/M	14.86
Net interest margin (2)	4.52	4.40	4.19	2.84	4.22	3.22	N/M	3.82
Efficiency ratio	57.17	54.23	62.24	60.05	54.54	42.08	N/M	57.66

							Finance
					Other		& Other
Three Months Ended June 30, 2006	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$251	$179	$64	$11	$9	$18	$(31)	$501
Provision for loan losses	22	2	(1)	5	1	(1)	(1)	27
Noninterest income	120	34	18	3	7	7	14	203
Noninterest expenses	215	110	53	8	9	13	(19)	389
Provision (benefit) for income taxes (FTE)	38	38	10	—	2	4	1	93
Income from discontinued operations, net of tax	—	—	—	—	—	—	5	5

Net income (loss)	$96	$63	$20	$1	$4	$9	$7	$200

Net credit-related charge-offs (recoveries)	$16	$3	$2	$—	$(1)	$—	$(1)	$19

Selected average balances:
Assets	$22,724	$16,515	$6,055	$1,537	$695	$2,235	$6,850	$56,611
Loans	21,700	15,955	5,796	1,517	686	2,084	64	47,802
Deposits	16,674	14,861	3,668	313	581	1,067	4,857	42,021
Liabilities	17,469	14,992	3,676	312	580	1,099	13,337	51,465
Attributed equity	1,831	1,090	523	77	59	162	1,404	5,146

Statistical data:
Return on average assets (1)	1.68%	1.54%	1.33%	0.20%	2.33%	1.52%	N/M	1.41%
Return on average attributed equity	20.90	23.26	15.42	3.99	27.79	21.06	N/M	15.50
Net interest margin (2)	4.69	4.55	4.51	2.83	5.05	3.25	N/M	3.82
Efficiency ratio	58.26	51.62	64.23	58.78	54.39	52.54	N/M	55.41

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE — Fully Taxable Equivalent

N/M — Not Meaningful